EXHIBIT 12




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                              Bowater Incorporated
    Statement of Computation of Unaudited Ratio of Earnings to Fixed Charges
                     (in millions, except ratio information)


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
                                                                                                        Nine months ended
                                                                Year ended and at December 31,            September 30,
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                                                          1996     1997      1998     1999      2000      2000     2001
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
EARNINGS:

Income before income taxes and minority  interests      $353.2    $ 89.5     $ 15.6   $155.8    $239.2    $169.1   $162.1

Add: Fixed charges from below                             74.5      70.2      110.5    145.9     153.6     111.8    119.9
Less: Capitalized interest                                 0.3       0.6        4.5      4.9       3.5       2.0      7.1
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                                                        $427.4    $159.1    $121.6    $296.8    $389.3    $278.9   $274.9
                                                       ====================================================================

FIXED CHARGES:

Interest expense, net of interest capitalized            71.3      67.5      98.4      126.7     135.2      98.8     102.7
Capitalized interest                                      0.3       0.6       4.5        4.9       3.5       2.0       7.1
Estimate of interest within rental expense                2.9       2.1       3.1        3.9       2.1       1.6       1.8
Amortized premium and discounts related to
  indebtedness                                            -         -         4.5       10.4      12.8       9.4       8.3
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                                                        $ 74.5    $ 70.2    $110.5    $145.9    $153.6    $111.8   $119.9
                                                       ====================================================================

RATIO OF EARNINGS TO FIXED CHARGES                          5.7x     2.3x      1.1x      2.0x      2.5x      2.5x     2.3x
                                                       ====================================================================


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